UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SONIC INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sonic Innovations, Inc.

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah 84121

Phone: (801) 365-2800

April 10, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah on Thursday, May 10, 2007 at 9:00 a.m. MDT.

The accompanying Proxy Statement describes the business to be transacted at the Annual Meeting. It is important that your shares be represented whether or not you personally attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to ensure that you will be represented, we ask you to please vote by telephone or sign, date and return the enclosed proxy card or voting instruction card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

We also plan to review the status of our business at the Annual Meeting. We look forward to seeing you.

Sincerely,

Samuel L. Westover

President and Chief Executive Officer

Sonic Innovations, Inc.

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah 84121

(801) 365-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE/TIME:	9:00 a.m. MDT on Thursday, May 10, 2007

PLACE:	Sonic Innovations, Inc. (Corporate Offices) 2795 East Cottonwood Parkway, Suite 660 Salt Lake City, UT 84121 Phone number: (801) 365-2800

ITEMS OF BUSINESS:

1.      To elect three directors for a three-year term;

2.      To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2007; and

3.      To take action on any other business that may properly be considered at the Annual Meeting or any adjournments thereof.

ADJOURNMENTS:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned.

VOTING:	If you cannot attend the Annual Meeting, you may vote your shares by telephone or by completing and promptly returning the enclosed proxy card in the envelope provided. Telephone voting procedures are described in the Proxy Statement accompanying this notice, as well as on the enclosed proxy card.

RECORD DATE:	You are entitled to vote only if you were a stockholder of record as of the close of business on March 15, 2007.

YOUR VOTE IS IMPORTANT:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone. For specific instructions on how to vote your shares, please refer to the section entitled “QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING” of the accompanying Proxy Statement and the instructions on the proxy or voting instruction card.

ANNUAL REPORT:	Sonic Innovations’ 2006 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

Brent H. Shimada

Vice President and Secretary

This Notice of the Annual Meeting, Proxy Statement and accompanying proxy card were mailed on or about April 11, 2007.

SONIC INNOVATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2007

The Board of Directors of Sonic Innovations, Inc. (the “Board”) is soliciting the enclosed proxy from you. The proxy will be used at our 2007 Annual Meeting of Stockholders to be held on Thursday, May 10, 2007, beginning at 9:00 a.m. MDT at the Company’s headquarters located at 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121, and at any adjournments thereof. This Proxy Statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures. This Proxy Statement is being mailed to stockholders on or about April 11, 2007.

We use several abbreviations in this Proxy Statement. We may refer to our company as “Sonic Innovations” or the “Company.” The term “proxy materials” includes this Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2006. The term “Annual Meeting” means our 2007 Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS CONCERNING THIS SOLICITATION AND VOTING

AT THE ANNUAL MEETING

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, May 10, 2007, beginning at 9:00 a.m. MDT at the Company’s headquarters located at 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121.

Why I am receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record as of the close of business on March 15, 2007 (the “Record Date”). As a stockholder of record, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders of record will act upon the items of business outlined in the Notice of the Annual Meeting of Stockholders (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, we plan to review the status of our business and respond to questions from stockholders.

Who is entitled to attend?

You are entitled to attend the Annual Meeting only if you were a Sonic Innovations stockholder (or joint holder) of record as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

Please also note that if you are not a stockholder of record but hold shares in “street name” (that is, through a broker, trustee, bank or other nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, trustee, bank or other nominee, or other similar evidence of ownership. The Annual Meeting will begin promptly at 9:00 a.m. MDT. Check-in will begin at 8:45 a.m. MDT.

Who is entitled to vote?

Only stockholders who owned Sonic Innovations common stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

How many shares are entitled to vote?

As of the Record Date, 26,272,318 shares of Sonic Innovations common stock were outstanding. Each outstanding share of Sonic Innovations common stock entitles the holder to one vote on each matter.

How many shares must be present or represented to conduct business (that is, what constitutes a quorum)?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Sonic Innovations common stock entitled to vote at the Annual Meeting will constitute a quorum. A quorum is required to conduct business at the Annual Meeting. The presence of the holders of Sonic Innovations common stock representing at least 13,136,160 votes will be required to establish a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on?

The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	The election of three nominees to serve as directors on the Board for a three-year term.

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007.

These proposals are described more fully below. As of the date of this Proxy Statement, the only business that the Board intends to present at the Annual Meeting is as set forth in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for 2007.

What shares can I vote?

You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, trustee, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Sonic Innovations stockholders hold their shares through a broker, trustee, bank or other nominee rather than directly in their own name.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the named officers of Sonic Innovations who are serving as proxy holders or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use for this purpose.

If your shares are held by a nominee, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly or in street name, you may vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by granting a proxy. If you are a stockholder of record, you may vote:

•	By Telephone—you may submit the proxy by following the “Vote by Telephone” instructions on the proxy card. If you vote by telephone you do not need to return your proxy card; or

•

By Mail—you may vote by mail by signing and dating the proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation) you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions provided by your nominee. You may complete and mail a voting instruction card to your nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your nominee as you have directed.

Telephone voting facilities for stockholders of record will close at 12:00 noon EDT, on Wednesday, May 9, 2007.

How can I vote my shares in person?

If you are a stockholder of record and wish to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker, trustee, bank or other nominee) giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote by proxy card or telephone so your vote will be counted even if you later decide not to attend.

Can I change my vote?

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by:

•	submitting a new, properly signed proxy bearing a later date (which automatically revokes the earlier proxy) prior to your shares being voted at the Annual Meeting;

•	providing a written notice of revocation to our Secretary prior to your shares being voted at the Annual Meeting;

•	voting by telephone prior to 12:00 noon EDT, on Wednesday, May 9, 2007; or

•	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on “routine matters” (such as election of directors), but not on “non-routine matters” (such as stockholder proposals). A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

Who will serve as inspector of election?

Scott Lindeman, our Vice President and Corporate Controller, will tabulate the votes and act as inspector of election at the Annual Meeting.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The three director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board on the scheduled business items (“FOR” the three director nominees to the Board and “FOR” ratification of the appointment of the independent registered public accounting firm) and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting and any adjournments thereof.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the Annual Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Samuel L. Westover (our President and CEO) and Michael M. Halloran (our Vice President and CFO), will have the discretion to vote your shares on any additional matters properly presented for a vote. If for any unforeseen reason any of our nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Where can I find the voting results?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter 2007.

Who is soliciting my vote and who will bear the costs of this solicitation?

The Board of Directors of Sonic Innovations is making this solicitation and Sonic Innovations will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of the Board, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Sonic Innovations common stock.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, or if you need additional copies of this Proxy Statement or proxy materials, please contact the Company’s Secretary, Brent H. Shimada, at (801) 365-2800.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information relating to the beneficial ownership of Sonic Innovations common stock as of March 1, 2007 by:

•	each stockholder known by us to own beneficially more than 5% of Sonic Innovations common stock;

•	each of our executive officers named in the summary compensation table (our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director and executive officer is determined in accordance with the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person has the sole or shared voting power or investment power and any shares that the person has the right to acquire within 60 days of March 1, 2007 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

The number and percentage of shares beneficially owned is computed on the basis of 26,271,318 shares of Sonic Innovations common stock outstanding as of March 1, 2007. Shares of Sonic Innovations common stock that a person has the right to acquire within 60 days of March 1, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address for those persons for which an address is not otherwise provided is: c/o Sonic Innovations, Inc., 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121.

Beneficial Owner (Name and Address)	Number of Shares Beneficially Owned (1)		Percentage of Total Shares Outstanding
5% Stockholders:
Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, NY 10022	3,084,396	(2)	11.7%
Coghill Capital Management, L.L.C. One North Wacker Drive, Suite 4350 Chicago, IL 60606	2,526,834	(3)	9.6%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,144,991	(4)	8.2%
Morgan Stanley 1585 Broadway Avenue New York, NY 10036	1,740,956	(5)	6.6%

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (Continued)

Beneficial Owner (Name and Address)	Number of Shares Beneficially Owned (1)	Number of Shares Issuable Upon Exercise of Stock Options (6)	Percentage of Total Shares Outstanding
Non-Employee Directors:

James M. Callahan	12,000	10,000	*
Lewis S. Edelheit	29,000	27,000	*
Cherie M. Fuzzell	—	—	*
Craig L. McKnight	11,667	—	*
Robert W. Miller	2,000	—	*
Kevin J. Ryan	296,158	294,158	1.1%
Lawrence C. Ward	35,000	33,000	*

Named Executive Officers:

Samuel L. Westover	287,271	283,000	1.1%
Andrew G. Raguskus	687,417	497,633	1.9%
Michael M. Halloran	162,151	139,475	*
Stephen L. Wilson	51,312	—	*
Brent H. Shimada	73,167	60,417	*
Jerry L. DaBell	192,164	180,000	*
Victor H. Bray, Jr.	108,293	86,158	*
All directors and executive officers as a group (16 persons)	2,045,414	1,680,216	6.4%

*	less than 1%
(1)

The information provided in this table is based on our records, information supplied to us by our executive officers, directors and 5% stockholders and information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission.

(2)

Based on information in a Schedule 13G filed September 7, 2006 indicating that Austin W. Marxe and David M. Greenwood (“Marxe and Greenwood”) were the beneficial owners of 3,084,396 shares, of which Marxe and Greenwood had sole voting and disposition powers.

(3)

Based on information in a Schedule 13G Report filed February 14, 2006 indicating that Coghill Capital Management, L.L.C. and its affiliates (“Coghill”) were the beneficial owners of 2,526,834 shares, of which Coghill had shared voting and dispositive power.

(4)

Based on information in a Schedule 13G Report filed February 14, 2007 indicating that T. Rowe Price and its affiliates (“T. Rowe Price”) were the beneficial owners of 2,144,991 shares, of which T. Rowe Price had sole voting power over 545,453 shares and sole dispositive power over 2,144,991 shares. These securities are owned by various individual and instructional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 1,565,000 shares, representing 6.0% of the shares outstanding) which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)

Based on information in a Schedule 13G Report filed February 15, 2007 indicating that Morgan Stanley and its affiliates (“Morgan Stanley”) were the beneficial owners of 1,740,956 shares, of which Morgan Stanley had sole voting power and dispositive powers.

(6)	Shares issuable upon exercise of stock options within 60 days of March 1, 2007. These shares are included in the “number of shares beneficially owned” column.

GOVERNANCE OF THE COMPANY

Board Composition

Members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below.

Name of Director	Compensation		Audit		Governance and Nominating		Stock Option
Non-Employee Directors:

James M. Callahan	X		X		X		X
Lewis S. Edelheit	X	*	X		X		—
Cherie M. Fuzzell	—		—		—		—
Craig L. McKnight	—		X	*	X		—
Robert W. Miller	—		—		—		—
Kevin J. Ryan	—		—		—		—
Lawrence C. Ward	X		—		X	*	X

Employee Directors:

Andrew G. Raguskus	—		—		—		—
Samuel L. Westover	—		—		—		X	*

X	Committee member
*	Committee chairman

During 2006, the Board met nine times and each then-current director attended each meeting, except Messrs. Callahan, McKnight and Ward each missed one meeting. Ms. Fuzzell and Mr. Miller attended the December 2006 Board meeting at which they were elected. Members of the Board are encouraged to attend our annual meetings. All of the then-current Board members attended the 2006 annual meeting.

Board Independence

The Board has determined that each of the following directors (and each of the members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee) is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

James M. Callahan;

Lewis S. Edelheit;

Cherie M. Fuzzell

Craig L. McKnight;

Robert W. Miller; and

Lawrence C. Ward.

The Board has also determined that no material relationships exist between any non-employee director and the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, except for Mr. Ryan, who was Executive Chairman of the Board from January 2002 to December 2003. Mr. Raguskus and Mr. Westover are not “independent directors” because they are employees of the Company.

Board Committee Composition

Audit Committee

Sonic Innovations has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act, as amended. The Audit Committee currently consists of

Mr. Callahan, Dr. Edelheit and Mr. McKnight. Mr. Westover was Chairman of the Audit Committee until his appointment as the Company’s President and CEO in October 2005. Mr. McKnight was appointed Chairman of the Audit Committee upon his election to the Board in October 2005. The Board believes that each of these individuals is financially literate, and that Mr. McKnight is a “financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, the Board believes that each member of the Audit Committee is independent as defined in Marketplace Rule 4200(a)(15) of the NASD. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements, including compliance with the Sarbanes-Oxley Act of 2002; and the independent registered public accounting firm’s qualifications, independence, engagement and performance. Among other things, the Audit Committee participates in preparing the Report of the Audit Committee for inclusion in the Proxy Statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves (i) the scope of the annual audit, (ii) the audit and other accounting related fees and (iii) the financial statements; reviews our disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees the Company’s Financial Information Integrity Policy and investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee works closely with management as well as the independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee met five times in 2006 and each then-current member attended each meeting, with the exception of Mr. Edelheit who missed one meeting. The report of the Audit Committee is included herein. The charter for the Audit Committee is available on our website at www.sonici.com/corporategovernance.

Compensation Committee

The Compensation Committee currently consists of Mr. Callahan, Dr. Edelheit and Mr. Ward. Mr. Westover was a member of the Compensation Committee until his appointment as the Company’s President and CEO in October 2005. Mr. Ward was appointed a member of the Compensation Committee in October 2005. The Compensation Committee approves our executive officers’ (i) salaries, (ii) annual cash bonus awards and (iii) stock-based incentives and it also prepares and approves the Compensation Disclosure and Analysis section of the Proxy Statement. The Compensation Committee also administers our 1993 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan. The Compensation Committee met three times in 2006 and each then-current member attended each meeting. The charter for the Compensation Committee is available on our website at www.sonici.com/corporategovernance.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Mr. Callahan, Dr. Edelheit, Mr. McKnight and Mr. Ward. Mr. Westover was a member of the Governance and Nominating Committee until his appointment as the Company’s President and Chief Executive Officer in October 2005. Mr. McKnight was appointed a member of the Governance and Nominating Committee in October 2005. The Board believes that each member of the Governance and Nominating Committee is independent as defined under Marketplace Rule 4350(d)(2) of the NASD. The Governance and Nominating Committee assists the Board in fulfilling its responsibility with respect to corporate governance of Sonic Innovations and is responsible for developing and recommending to the Board the governance principles applicable to Sonic Innovations; overseeing the evaluation of the Board and management of Sonic Innovations; recommending to the Board director nominees for each committee; and assisting the Board in identifying prospective director nominees and determining the director nominees for election. Among other things, the Governance and Nominating Committee determines the criteria for qualification and selection of directors for election to the Board; oversees the organization of the Board to discharge its duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Governance and Nominating Committee include annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing and recommending proposed changes to our Certificate of Incorporation or Bylaws and Board committee charters; recommending Board committee assignments; reviewing, approving and monitoring all service by executive officers on outside, for-profit boards of directors; reviewing and approving in advance any proposed related party transactions; and reviewing, approving and monitoring the Company’s Code of Business Conduct and Ethics and Code of Ethics for Principal Executive and Senior Financial Officers. The Governance and Nominating Committee met three times in 2006 and each then-current member attended each meeting. In addition, governance issues were discussed as part of most Board meetings. The charter for the Governance and Nominating Committee is available on our website at www.sonici.com/corporategovernance.

Stock Option Committee

The Stock Option Committee, which currently consists of Mr. Callahan, Mr. Westover and Mr. Ward, has the authority to grant to non-officer employees only: (i) stock options to purchase up to a maximum of 10,000 shares per non-officer employee; and (ii) restricted stock up to a maximum of 10,000 shares per non-officer employee. Stock options or restricted stock granted in this manner are reported to the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has ever been at any time since our formation, one of our officers or employees; nor has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Consideration of Director Nominees

Stockholder Nominees

Our Bylaws permit stockholders to nominate directors. The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described under “Identifying and Evaluating Nominees for Directors” below. For a description of the process for nominating directors in accordance with our Bylaws, please refer to the section entitled “OTHER INFORMATION—Deadline for Receipt of Stockholder Proposals and Director Nominations.” In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Brent H. Shimada

Secretary

Sonic Innovations, Inc.

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah 84121

Director Qualifications

In evaluating candidates for membership on the Board, the Governance and Nominating Committee will consider, among other things, the following:

•	Each candidate should be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•	Each candidate should have demonstrated integrity and ethics in his/her personal and professional life and have established a record of professional accomplishment in his/her chosen field.

•

No candidate, or family member (as defined in NASD rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a candidate, should have any material personal, financial or professional interest in any present or potential competitor of the Company.

•

Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committee(s) of which he/she is a member (if applicable) and not have other personal or professional commitments that would interfere with or limit his/her ability to do so.

Identifying and Evaluating Nominees for Directors

The Governance and Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. In evaluating such nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address membership criteria set forth under “Director Qualifications” above. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders or other persons. In addition, from time-to-time, the Governance and Nominating Committee may solicit recommendations for director candidates from its professional service advisors. These candidates are evaluated at regular or special meetings of the Governance and Nominating Committee, and may be considered at any point during the year. The Governance and Nominating Committee considers properly submitted stockholder nominations for candidates for the Board following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are reviewed by the Governance and Nominating Committee.

In October 2005, the Board unanimously elected Craig L. McKnight, a candidate recommended by the Governance and Nominating Committee, as a director, and Mr. McKnight will be nominated for election to the Board at the 2008 annual meeting. The Company did not receive any nominations for director from any stockholders.

In December 2006, upon recommendation of the Governance and Nominating Committee, the Board increased the number of directors to nine members, and elected Robert W. Miller and Cherie M. Fuzzell to the Board. Mr. Miller and Ms. Fuzzell will be nominated for election to the Board at the 2007 annual meeting and the 2009 annual meeting, respectively.

Communications with the Board

Stockholders and employees who desire to communicate with the Board or individual directors on a confidential basis may do so by writing directly and confidentially using an envelope marked “confidential” to Board of Directors, c/o Secretary, Sonic Innovations, Inc., 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121. Such communications will be forwarded directly to the named director or, if addressed to the Board, to the Chairman of the Audit Committee, who is an independent director.

Any non-confidential communications from stockholders and employees that are intended for the Board will be processed as follows: (i) if the sender specifically requests that the communication be sent to the Board, the communication will be promptly relayed to the Board; and (ii) if the sender does not specifically request that the communication be sent to the Board, the communication will be promptly relayed to the Board if management, using its best business judgment, determines that it should be relayed to the Board.

Code of Ethics

The Sonic Innovations Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our chief executive officer, principal financial officer and principal accounting officer, is available on our website www.sonici.com/corporategovernance. We intend to post amendments to or waivers from our Code of Ethics for Principal Executive and Senior Financial Officers at that address. There have not been any amendments or waivers to this code of ethics to date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of reports and written representations furnished to us, we believe that during fiscal year 2006 all filings with the Securities and Exchange Commission, with the exception of three Form 4s which were filed late due to clerical oversight, by our executive officers and directors complied with requirements for reporting ownership and changes in ownership of our common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

PROPOSALS TO BE VOTED ON

PROPOSAL ONE

ELECTION OF DIRECTORS

Directors and Nominees

The Board of Directors currently consists of 9 members and is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Mr. Kevin J. Ryan, Mr. Samuel L. Westover, and Mr. Robert W. Miller are in the class of directors whose term expires at the 2007 Annual Meeting of Stockholders, and they are the three nominees for election to the Board at this Annual Meeting. Directors whose terms are continuing after this Annual Meeting include Mr. James M. Callahan, Dr. Lewis S. Edelheit and Mr. Craig L. McKnight who are in the class of directors whose term expires at the 2008 annual meeting; and Mr. Andrew G. Raguskus, Mr. Lawrence C. Ward and Ms. Cherie M. Fuzzell, who are in the class of directors whose term expires at the 2009 annual meeting. Executive officers are appointed by the Board and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

DIRECTORS

Name of Director	Director Since	Term Expires(5)	Age(6)
James M. Callahan (1),(2),(3),(4)	2004	2008	65
Lewis S. Edelheit, Ph.D. (1),(2),(3)	2002	2008	64
Cherie M. Fuzzell	2006	2009	43
Craig L. McKnight (1),(3)	2005	2008	56
Robert W. Miller	2006	2007	65
Andrew G. Raguskus	1996	2009	61
Kevin J. Ryan	1999	2007	67
Lawrence C. Ward (2),(3),(4)	2001	2009	54
Samuel L. Westover (4)	2002	2007	51

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Governance and Nominating Committee.
(4)	Member of the Stock Option Committee.
(5)	Term expires as of the annual meeting date in the year indicated.
(6)	As of December 31, 2006.

James M. Callahan held several senior management positions at Johnson & Johnson’s Vistakon disposable contact lens business from 1997 until his retirement in January 2003, including President of the U.S. Business, President of the Global Franchise and Executive Vice President of E-Commerce. Prior to that, he held management positions at Novartis, Ciba-Geigy, Bausch & Lomb and Pfizer. Prior to his retirement in 2003, Mr. Callahan was appointed to the Board of Directors of Vision Web, an optical industry e-commerce consortium. Mr. Callahan, who also served as an officer in the U.S. Marine Corps, earned a bachelor’s degree in communication arts from Fordham University and an MBA from Fairleigh Dickinson University.

Lewis S. Edelheit, Ph.D. was General Electric Company’s Senior Research and Technology Advisor from 2000 until his retirement in 2002 and was Senior Vice President of Corporate R&D from 1991 to 2000. From 1986 to 1991, he was President and CEO of Quantum Medical Systems, a company that pioneered color flow ultrasound for vascular imaging. He is a member of the National Academy of Engineering and the Industrial Research Institute and a Fellow of the American Physical Society. Dr. Edelheit earned a bachelor’s degree in engineering physics and a master’s degree and Ph.D. in physics from the University of Illinois.

Cherie M. Fuzzell was elected to the Board in December 2006. She is General Counsel of Nanoventions, Inc. Prior to joining Nanoventions, Ms. Fuzzell was Chief Administrative Officer and General Counsel for NOVA Information Systems, Inc. She brings extensive mergers and acquisition experience, having been Vice President of Mergers and Acquisitions for Magellan Health Services and a member of the international law firm of Jones Day. She holds a Bachelor of Science degree in Commerce and Business Administration from the University of Alabama and a law degree from Vanderbilt University School of Law.

Craig L. McKnight was elected to the Board in October 2005. He was Chief Financial Officer of Centura Health from September 2004 to June 2006. From 1999 to 2004, he served as Executive Vice President and Chief Financial Officer of Hillcrest Healthcare System. From 1995 to 1999, Mr. McKnight was employed by Magellan Health Care Services as Executive Vice President and Chief Financial Officer. He was a partner with Coopers & Lybrand from 1985 to 1995 and previously was a partner with KMG Main Hurdman. He serves as Chairman of the Principles and Practices Committee of the Healthcare Financial Management Association and is on the American Institute of Certified Public Accountants’ Healthcare Expert Panel. Mr. McKnight earned a bachelor’s degree in accounting from Brigham Young University and is a Certified Public Accountant.

Robert W. Miller was elected to the Board in December 2006. He practiced health law in Atlanta for over 30 years and retired from Atlanta-based King & Spalding in 1998. He is a past president of the American Academy of Healthcare Attorneys. He is an adjunct professor of law at Emory University’s School of Law, where he has taught health law, bioethics and regulation of healthcare providers. He is also Editor-in-Chief of the Journal of Health Law. He previously served as a director of Magellan Health Services, Inc., OrthAlliance, Inc. and Paracelsus Healthcare Corporation. He presently is a director of QuadraMed Corporation (Amex), a hospital software company. Mr. Miller earned a bachelor’s degree in history from The University of Georgia and a law degree from Yale Law School.

Andrew G. Raguskus has been the Executive Chairman of the Board since October 2005 when he resigned as President and Chief Executive Officer. He joined the Company in 1996 as President and Chief Executive Officer and director. He was Chief Operating Officer of Sonic Solutions, Inc., a maker of digital audio workstations, during 1996. Mr. Raguskus was Senior Vice President Operations of ReSound Corporation, a hearing aid company, from 1991 to 1995. Prior to that, he held management positions at Sun Microsystems, Inc. and General Electric’s Medical Systems division. He has served on the board of the Hearing Industries Association. Mr. Raguskus earned a bachelor’s degree in electrical engineering from Rensselaer Polytechnic Institute.

Kevin J. Ryan was President and Chief Executive Officer and a director of Large Scale Biology Corporation, a bio-technology company from 2003 to 2006. Large Scale Biology Corporation filed for Chapter 11 bankruptcy protection in January 2006. Mr. Ryan was Chairman of the Board of Sonic Innovations, Inc. from January 2002 to October 2005. This position was an executive position from January 2002 to December 2003. He was Chairman, President and Chief Executive Officer of Wesley Jessen Vision Care, Inc., a manufacturer of contact lenses, from 1995 until its acquisition by Novartis in 2001. Mr. Ryan earned a bachelor’s degree in business and marketing from Notre Dame University.

Lawrence C. Ward has been an independent operations and management consultant for manufacturing and engineering companies since 2002. He was Corporate Vice President Worldwide Manufacturing Operations of Applied Materials Corporation from October 1998 to October 2001. Prior to that, he was President North American Region of Walbro Corporation from February 1998 to September 1998, and Senior Vice President Operations and President Airbag and Seat Belt Division of Breed Technologies, Inc. from November 1997 to February 1998. Mr. Ward earned a bachelor’s degree in mechanical engineering from California Polytechnic State University and a master’s degree in mechanical engineering from Santa Clara University.

Samuel L. Westover was appointed President and Chief Executive Officer of the Company in October 2005. He has been a director since January 2002 and served as Chairman of the Audit Committee and a member of the

Compensation and Governance and Nominating Committees until his appointment as President and Chief Executive Officer. From 2002 to 2004, Mr. Westover was President and CEO of CIGNA Dental and President of CIGNA HealthCare’s Small Business Segment. Mr. Westover was CEO of two public companies and was the founding Chief Financial Officer of WellPoint, the largest health insurer in the U.S. In connection with the Salt Lake City 2002 Winter Olympics, Mr. Westover was Special Assistant to the Governor of Utah and established an independent economic development task force. He also received a gubernatorial appointment to serve as Chairman of the Public Education Job Enhancement Committee, providing scholarships and financial assistance to facilitate advanced education of high school teachers in math and science. Mr. Westover earned a bachelor’s degree in accounting from Brigham Young University.

Vote Required and Recommendation of the Board

The three nominees receiving the highest number of affirmative “FOR” votes at the Annual Meeting (a plurality of votes cast) will be elected to serve as directors. Votes “WITHHELD” from any director nominee will be counted for purposes of determining the presence of a quorum, but have no other legal effect under Delaware law.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the three nominees recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that each nominee will be available to serve as a director. In the event Mr. Ryan, Mr. Westover or Mr. Miller become unavailable, however, the proxy holders will be authorized to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mr. Ryan, Mr. Westover and Mr. Miller.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. RYAN, MR. WESTOVER AND MR. MILLER.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”), certified public accountants, as our independent registered public accounting firm for 2007. KPMG has been our independent registered public accounting firm since 2002. Although it is not required to do so, the Audit Committee wishes to submit the appointment of KPMG for stockholder ratification at the Annual Meeting. Notwithstanding the appointment or a ratification, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, our stockholders if the Audit Committee determines that such a change would be in our and our stockholders’ best interest. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection.

Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees

For the years ended December 31, 2006 and 2005, we have incurred fees to KPMG. Audit fees include the annual audit, the audit of management’s assessment of the effectiveness of internal control over financial reporting, quarterly reviews, accounting consultation, statutory audits, and review of registration statements and consents in connection with these registration statements. Audit-related fees include accounting consultation on proposed acquisitions and other matters. Tax fees include U.S., foreign and state income tax preparation and tax consultation. There were no fees for financial information systems design and implementation in 2006 or 2005. The Audit Committee believes KPMG’s independence has not been impaired by their non-audit services. A summary of fees incurred to KPMG for 2006 and 2005 appears below:

Fee Category	2006	2005
Audit	$879,000	$778,000
Audit-related	5,000	21,000
Tax	4,000	6,000

Total	$888,000	$805,000

It is the policy of the Audit Committee to pre-approve audit, audit-related, tax and non-audit services to be performed by the independent auditors and the related fees. The Audit Committee is authorized to delegate, within specified limits, the pre-approval of such services and fees to an individual member of the Audit Committee, provided that such individual shall report any decisions to pre-approve such services and fees to the full Audit Committee at its next regularly scheduled meeting. During 2006, no fees were approved by the Audit Committee after services were performed pursuant to the de minimis exception established by the SEC.

Vote Required and Recommendation of the Board

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2007 requires the affirmative vote of a majority of the shares of Sonic Innovations common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting. Abstentions have the same effect as a vote against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

COMPENSATION DISCLOSURE

AND ANALYSIS

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has furnished the following report on compensation for fiscal 2006 for the executive officers named in the Summary Compensation Table in this proxy statement.

Roles and Responsibilities

The primary purpose of the Compensation Committee is to review and evaluate the Company’s executive compensation policies and practices and oversee the Company’s overall compensation structure and programs. Specifically, the Compensation Committee’s responsibilities include, but are not limited to:

•

evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and approving the compensation level for the chief executive officer;

•	evaluating and approving compensation levels of all other executive officers;

•	evaluating and approving all grants of equity-based compensation to executive officers;

•	recommending to the Board compensation policies for outside directors;

•	reviewing equity-based incentive plans for the chief executive officer and other executive officers; and

•	reviewing and provide input to other benefit programs presented to the Committee by the Company’s management.

The role of the Company’s management is to provide reviews and recommendations for the Committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. Direct responsibilities include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including considerations of competitiveness, motivation and retention and alignment with the Company’s objectives;

•	recommending changes, if necessary, to ensure achievement of all program objectives; and

•	recommending pay levels, payout and/or awards for the executive officers other than the chief executive officer.

Since 2003, the Company has participated in the SIRS Executive Compensation Survey for pharmaceutical, biotechnology, healthcare products and medical device company from ORC Worldwide. The SIRS survey data is segregated into revenue size groupings, i.e., under $250 million, $250 – 749 million, $750 - $2,499 million and over $2,500 million. The Company compares itself against the under $250 million revenue segment. Of the companies in this revenue segment, more than 80% of those companies have annual revenue less than $100 million. The purpose of participating in the survey is to provide independent data of compensation paid to executive officers of similar sized companies in the industry segment in which the Company operates.

The Company’s Executive Compensation Program Philosophy

Overall Program Objectives

The Company strives to attract, motivate and retain highly qualified, knowledgeable and experienced executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with individual and organizational performance. Overall, the Company designs its compensation program to:

•	deliver performance that is critical to the Company’s strategic initiatives;

•	create a strong short-term and long-term performance alignment with shareholders value;

•	reward individual performance that contributes to the organization’s success; and

•	deliver exceptional organizational results.

The Company seeks to achieve these objectives through three key compensation elements:

•	a base salary;

•	an annual performance-based incentive bonus paid in cash; and

•	grants of long-term, equity-based compensation such as stock options and restricted stock which may be subject to performance-based and/or time-based vesting requirements.

Compensation Considerations

In making compensation decisions with respect to each element of compensation, the Committee considers the competitive market for executives, compensation levels provided by the SIRS salary survey and overall profitability of the Company. The Committee recognizes that the businesses chosen for comparison may differ from one executive to the next depending on the scope and nature of the business for which the particular executive is responsible. The Committee does not attempt to evaluate how closely each executive’s job responsibilities correspond with the job descriptions in the survey. Instead, the Committee uses the survey information as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, internal pay relationship, complexity and importance of role and responsibilities, demonstrated leadership capabilities and growth potential.

Executive Compensation Practices

The Company’s practices and considerations with respect to each of the three key compensation elements are set forth below, followed by a discussion of the specific factors impacting fiscal year 2006 compensation for the named executive officers.

Base Salary

Purpose. The objective of base salary is to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness.

Considerations. The salaries for named executive officers are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary information from the salary survey noted above for persons in comparable positions;

•	the expertise of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the President and Chief Executive Officer (except in the case of his own compensation).

Salaries are generally reviewed annually. In setting salaries, the Committee also considers the total compensation of the named executive officers, which includes the annual bonus, which is tied to both Company performance measures and individual performance, and long-term stock-based compensation, which is tied to Company stock performance.

Fiscal Year 2006 Decisions. Mr. Westover, Mr. Shimada, Mr. DaBell, and Mr. Bray’s salary increases were based on the factors described above. Mr. Halloran’s salary increase was due primarily to his promotion to CFO in July 2006.

Annual Bonus Incentives for Named Executive Officers

Purpose. The annual performance-based incentive bonus program is intended to reward and recognize individual and organizational results. The objective of this program is to compensate individuals who achieve specific individual performance objectives and to align all executives to drive to company-wide goals intended to enhance shareholder value.

Considerations. The annual bonus process for named executive officers is governed by the Company’s Management Bonus Program and is comprised of three segments, each accounting for one-third of the named executive’s annual bonus: Company annual revenue, Company annual earnings per share and annual individual performance objectives. Mr. Westover’s Annual Bonus Incentive is based upon the Company’s revenue and earnings per share, each weighted equally. Mr. Westover does not have additional individual performance objectives. The basis for calculating the annual bonus for the named executives for each of the program segments is as follows:

Company annual revenue:

Net Sales	% Target	% of Base Bonus
>7.2%	<92.8%	No Bonus
-7.2%	92.8%	4.0%
-6.0%	94.0%	8.0%
-4.8%	95.2%	12.0%
-3.6%	96.4%	16.0%
-2.4%	97.6%	20.0%
-1.2%	98.8%	24.0%
Target	100%	33.3%
1.0%	101%	38.3%
2.0%	102%	43.3%
3.0%	103%	48.3%
4.0%	104%	53.3%
5.0%	105%	58.3%
No Limit	No Limit	No Limit

Company annual earnings per share:

Earnings Per Share	% of Base Bonus
≤($013)	No Bonus
($0.12)	4.0%
($0.10)	8.0%
($0.08)	12.0%
($0.06)	16.0%
($0.04)	20.0%
($0.02)	24.0%
Target	33.3%
$0.01	38.3%
$0.02	43.3%
$0.03	48.3%
$0.04	53.3%
No Limit	No Limit

Individual annual performance objectives:

Individual annual performance objectives for each named executive (except Mr. Westover, as noted above) are established prior to the beginning of the fiscal year and typically consist of two to five objectives. Each objective is weighted as appropriate at the discretion of the President and CEO.

There are three steps to the Company’s Management Bonus Program:

1.	Setting Company performance goals. Prior to the beginning of each fiscal year, the Company’s senior management prepares and presents an annual operating plan to the Board. Upon approval by the Board, the Company’s annual revenue and earnings per share targets are established;

2.	Setting individual performance objectives. With recommendations from the President and CEO, the Committee sets individual performance objectives for each named executive officer. These performance objectives support the critical strategic initiatives of the Company that are intended to drive long-term value for the shareholders. The President and CEO has discretion to weight each individual performance objective as he deems appropriate.

3.	Measuring performance. After the end of the fiscal year, the Committee reviews the Company and named executive officer’s actual performance against each of the performance goals established at the outset of the year.

Fiscal Year 2006 Decisions. The bonus awards for fiscal year 2006 were based upon Company sales at 100.9% of target and earnings per share at $0.08 below target. The bonus award for individual annual performance objective segment varied by each named executive depending upon the number of objectives achieved by such executive. As a result of these determinations, the Committee awarded the bonus amounts set forth in the Summary Compensation Table.

Long-term Incentive Compensation

Purpose. The long-term incentive program is intended to motivate the generation of long-term shareholder value, to recognize the executive’s contribution and advancement potential within the Company and to retain the Company’s executives. The level of long-term incentive compensation is determined in the context of total compensation provided to the named executive and perceived contribution to the long-term success of the Company. Generally, the higher the executive’s contribution and perceived growth potential within the Company, the greater the long-term incentive compensation paid to that executive.

Restricted Stock Awards or Stock Options. The Company has the option to award long-term incentive compensation in the form of restricted stock or stock options. The Company generally makes the determination as to which form to award based upon the cost of such award at the date of grant, pursuant to a Black-Scholes analysis. In 2006, the Company awarded restricted stock to the named executives. Restricted stock awards vest evenly and annually over a four-year period.

The Committee will not grant stock options with exercise prices below the market price of the Company’s stock on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval.

The Committee intends to review both the annual bonus program and the long-term incentive program annually to ensure that their key elements continue to meet the objectives described above.

Fiscal Year 2006 Decisions. In 2006, the Committee awarded long-term compensation for named executive officers pursuant to the program described above resulting in the awards of restricted stock identified in the Summary Compensation Table, Grants of Plan-Based Awards Table, and the Outstanding Equity Awards at Fiscal Year-End Table.

Benefits and perquisites

With limited exceptions, the Company currently provides benefits to the named executive officers that are substantially the same as those offered to all employees of the Company.

Compensation for the President and Chief Executive Officer

Sam Westover has been serving as the President and Chief Executive Officer since October 2005. The Compensation Committee used the executive compensation practices described previously to determine Mr. Westover’s compensation for the fiscal year ended December 31, 2006. In setting both the cash and equity elements of Mr. Westover’s compensation, the Committee made an overall assessment of Mr. Westover’s leadership in establishing the Company’s strategy and direction, building organizational capabilities and delivering results.

The Committee set Mr. Westover’s annualized base salary at $366,000 effective May 1, 2006 and was coupled with an annualized target bonus opportunity of $219,600. As previously noted, his fiscal year 2006 performance objectives were based on Company revenue and earnings per share in order to support the Company’s focus in 2006 of revenue growth and profitability. Mr. Westover’s actual salary for fiscal year 2006 was $331,116 and his actual bonus amount was $205,246.

In 2006, Mr. Westover did not receive additional long-term incentive grants due to his stock option grant in the fourth quarter of 2005 when he was named President and Chief Executive Officer. In February 2007, Mr. Westover received a long-term incentive grant consisting of 100,000 stock options.

Members of the Compensation Committee

Lewis Edelheit (Chair)

James Callahan

Larry Ward

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2006 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the independent registered public accounting firm’s qualifications, independence, engagement and performance. The Audit Committee manages the Company’s relationship with KPMG LLP (“KPMG”), its current independent registered public accounting firm (who report directly to the Audit Committee). The Audit Committee has the authority to (i) obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and (ii) receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.sonici.com/corporategovernance.

Management is responsible for the Company’s financial statements; accounting principles; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing, maintaining and evaluating the effectiveness of internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee monitors and reviews these processes.

Management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2006. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and KPMG at various Audit Committee meetings. Management provided the Audit Committee with, and the Audit Committee reviewed a report on, the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to their audit of (i) the Company’s financial statements and financial statement schedule and (ii) management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements as of and for the year ended December 31, 2006. The Audit Committee has discussed with KPMG the matters required to be discussed by the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as well as those communications specifically required by Securities and Exchange Commission rules and regulations. The Audit Committee has also requested specific reports and received the written disclosures and the letter from KPMG required by the Independence Standards Board’s Independence Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG its independence from the Company and management.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the Company’s 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee:

Craig L. McKnight, Chairman

James M. Callahan

Lewis S. Edelheit

STOCKHOLDER RETURN PERFORMANCE GRAPH

The graph and table below compare the cumulative total stockholder return on Sonic Innovations’ common stock from December 31, 2001 through December 31, 2006 with the cumulative total return on the S&P 500 Composite Index and the S&P Healthcare Sector Index over the same period. The graph and table assume the investment of $100 in each of Sonic Innovations’ common stock, the S&P 500 Composite Index and the S&P Healthcare Sector Index on December 31, 2001 and that all dividends were reinvested.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Samuel L. Westover, Chief Executive Officer	2006	$331,116	$—	$3,000	$175,839	$205,246	$—	$174,127	$889,328

Michael M. Halloran, Chief Financial Officer	2006	184,500	—	58,831	4,971	60,909	—	—	309,211

Stephen L. Wilson, former Senior Vice President and Chief Financial Officer and Secretary	2006	254,346	—	4,963	34,582	—	—	314,481	608,372

Brent H. Shimada, Vice President Administration and General Counsel	2006	153,869	—	39,749	63,268	49,422	—	—	306,308

Jerry L. DaBell, Vice President, Research and Development	2006	203,538	—	42,118	5,385	52,374	—	—	303,415

Victor H. Bray, Jr., Vice President and Chief Audiology Officer	2006	181,577	—	33,426	9,943	50,553	—	—	275,499
(1)

For 2005, restricted shares were granted to the executive officers above on various dates in 2005 with an average closing price on the day of grant of $4.68. For 2006, restricted shares were granted to the executive officers above on various dates in 2006 with an average closing price on the day of grant of $4.30 per share. The restricted shares vest evenly and annually over a four-year period. The amount reflected in the table includes the dollar amount recognized for financial statement reporting purposes for 2006 with respect to the award computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) and assumes a zero forfeiture rate. Additional information regarding the assumptions used in determining the cost reflected in the table can be found in Note 15 (Stock-Based Compensation) of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)

The amounts reflected in the table were granted during the years 2003, 2004, and 2005. For 2003, we used an expected term of 5 years, a non-risk bearing interest rate of 3.1%, a zero expected dividend yield percentage, and a volatility rate of 87%. For 2004, we used an expected term of 5 years, a non-risk bearing interest rate of 3.4%, a zero expected dividend yield percentage, and a volatility rate of 83%. For 2005, we used an expected term of 5 years, a non-risk bearing interest rate of 3.8%, a zero expected dividend yield percentage, and a volatility rate of 74%. The cost of these awards as reflected in the table was based on the dollar amount recognized for financial statement reporting purposes for 2006 with respect to these awards, computed in accordance with SFAS 123R and assumes a zero forfeiture rate. Additional information can be found in Note 2 and 15 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)	The Company paid $174,127 to relocate the Chief Executive Officer and paid $314,481 relating to the departure of the former Chief Financial Officer.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Thres- Hold (#)	Maximum (#)
Samuel L. Westover	—	$—	$—	$—	—	—	—	—	—	$—	$—
Michael M. Halloran	2/3/2006	—	—	—	—	—	—	30,000	—	—	129,000
Stephen L. Wilson	2/3/2006	—	—	—	—	—	—	30,000	—	—	129,000
Brent H. Shimada	2/3/2006	—	—	—	—	—	—	25,000	—	—	107,500
Jerry L. DaBell	2/3/2006	—	—	—	—	—	—	25,000	—	—	107,500
Victor H. Bray	2/3/2006	—	—	—	—	—	—	10,000	—	—	43,000

The grant date fair value of stock awards was determined by multiplying the number of shares of restricted stock awarded times the grant date common stock price of $4.30.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Samuel L. Westover	15,000 6,000 6,000 6,000 220,239 — 29,761 —	— — — — 190,478 — 59,522	— — — — — — —	$5.66 6.00 3.56 9.54 3.36 3.36 3.36 3.36	1/24/2012 5/16/2012 5/1/2013 5/6/2014 11/4/2015 11/4/2015 11/4/2015 11/4/2015	—	—	—	—
Michael M. Halloran	10,415 15,560 15,000 20,000 10,000 10,000 4,080 9,583 15,920	— — — — — — — 417 —	— — — — — — — — —	$2.85 3.80 7.50 3.49 4.55 4.55 4.55 2.86 4.55	4/6/2009 10/21/2009 12/14/2010 11/19/2011 12/12/2012 12/12/2012 7/31/2013 2/6/2013 7/31/2013	48,750	$253,988	—	—
Stephen L. Wilson	105,260 179,288 15,000 80,000 25,000 15,000	— — — — — —	— — — — — —	$3.80 3.80 7.50 4.55 4.55 7.50	10/21/2009 10/21/2009 12/14/2010 7/13/2013 7/31/2013 12/14/2010	—	—	—	—
Brent H. Shimada	50,380 3,787	45,833 —	— —	$3.94 3.94	10/27/2014 10/27/2014	34,750	$181,048	—	—
Jerry L. DaBell	36,780 38,220 4,167 5,733 35,833 5,728 4,167 10,000 5,000 15,000	— — — — — — — 833 — —	— — — — — — — — — —	$10.88 10.88 6.18 3.49 6.18 3.49 2.86 2.86 6.29 6.29	9/13/2010 9/13/2010 5/9/2011 11/19/2011 5/9/2011 11/19/2011 2/6/2013 2/6/2013 12/16/2013 12/16/2013	36,250	$188,863	—	—
Victor H. Bray, Jr.	1,579 11,579 18,000 25,000 19,167 2,500 7,500	— — — — 833 — —	— — — — — — —	$2.85 7.60 7.50 3.49 2.86 6.29 6.29	6/22/2009 12/9/2009 12/14/2010 1/19/2011 2/6/2013 12/16/2013 12/16/2013	25,000	$130,250	—	—

The market price of shares that have not vested was determined by multiplying the number of shares times the 2006 year-end market price of $5.21.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Samuel L. Westover	$—	$—	2,000	$10,300
Michael M. Halloran	—	—	6,250	26,875
Stephen L. Wilson	116,551	596,064	11,250	48,375
Brent H. Shimada	—	—	3,250	13,975
Jerry L. DaBell	—	—	3,750	16,125
Victor H. Bray, Jr.	—	—	5,000	21,500

Value realized on vesting equals the multiplication of the number of shares acquired at vesting times the market value on the vest date.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the company as well as the skill-level required by the Company of members of the Board.

Each of our non-employee directors is paid as follows: (i) $2,500 for attending a Board meeting in person and $500 for attending by telephone; (ii) $1,000 for attending an Audit Committee meeting in person and $500 for attending by telephone; and (iii) $500 for attending a Compensation or Governance and Nominating Committee meeting in person and $200 for attending by telephone. In addition, the chairman of the Audit Committee is paid an annual retainer of $7,500. Each of our directors is also reimbursed for reasonable travel expenses incurred in attending Board or Board committee meetings.

Under our 2000 Stock Plan, each new non-employee director is granted either a stock option for 15,000 shares of common stock or 5,000 restricted shares of common stock, which vest at the rate of one-third on each annual anniversary date from the date of grant. Following each annual meeting of stockholders, each continuing non-employee director is granted either a stock option for 6,000 shares of common stock or 2,000 restricted shares of common stock, which fully vest one year from the date of grant. Stock options have a ten-year term and an exercise price per share equal to the fair market value per share on the date of grant.

Director Compensation
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
James M. Callahan	$22,000	$9,601	$13,080	$—	$—	$44,681
Lewis S. Edelheit	21,500	9,601	—	—	—	31,101
Cherie M. Fuzzell	2,500	446	—	—	—	2,946
Robert W. Miller	2,500	446	—	—	—	2,946
Craig L. McKnight	29,250	12,329	—	—	—	41,579
Andrew G. Raguskus	—	88,815	21,542	—	130,865	241,222
Kevin J. Ryan	22,500	9,601	—	—	—	32,101
Lawrence C. Ward	19,000	9,601	—	—	—	28,601
(1)	Sam L. Westover is a named officer and has been omitted from the Director Compensation table.
(2)

For 2005, a total of 15,000 restricted shares were granted to directors on various dates in 2005 with an average closing price on the day of grant of $4.22. For 2006, a total of 20,000 restricted shares were granted to directors on various dates in 2006 with an average closing price on the day of grant of $5.16 per share. The restricted shares vest evenly and annually over a four-year period. The amount reflected in the table includes the dollar amount recognized for financial statement reporting purposes for 2006 with respect to the award computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) and assumes a zero forfeiture rate. Additional information regarding the assumptions used in determining the cost reflected in the table can be found in Note 15 (Stock-Based Compensation) of the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)	See footnote 2 under the Summary Compensation Table for the assumptions relating to option awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Employment Agreements and Change of Control Arrangements

We have an employment agreement with Mr. Westover, who was appointed President and Chief Executive Officer in October 2005. The agreement provides for Mr. Westover to receive an annual salary of $341,000 and an annual normal bonus opportunity of up to a maximum of 60% of his base pay, with an over-achievement bonus opportunity based on Company performance in excess of targets. Mr. Westover was granted stock options to purchase an aggregate of 500,000 shares of the Company’s common stock. He received relocation and temporary living expenses in an amount not to exceed $180,000. If Mr. Westover’s employment is terminated (i) by us without “cause” or (ii) by Mr. Westover within 120 days following a “constructive termination” (as those two terms are defined in the employment agreement), Mr. Westover will receive a lump sum payment equal to two years of his then-current salary and a pro-rated portion of his annual normal bonus for the year in which the termination occurs. If Mr. Westover’s employment terminates within the twelve-month period following a “change in control” (as defined in the employment agreement), Mr. Westover will receive a lump sum payment equal to two years of his then-current salary, the greater of his normal bonus or such bonus as is approved by the Board, and payment equal to the cost to us of 18 months of his medical and dental coverage.

We have an employment agreement with Mr. Raguskus, who became Executive Chairman of the Board and resigned as President and Chief Executive Officer in October 2005. The agreement provided for Mr. Raguskus to receive a severance payment of $682,000, which was paid in December 2005, and to receive an annual salary of $100,000 as Executive Chairman, beginning January 2006.

We have agreements with each of our executive officers, including each of the Named Executive Officers (except Mr. Westover), which are intended to provide for continuity of management in the event of a change of control of the Company. The agreements provide that covered executive officers are entitled to certain severance benefits following a change in control (as defined in the agreements). If, at any time beginning 20 days before and ending 12 months after a change in control, the covered executive officer is involuntarily terminated without cause by us (as defined in the agreements), then the executive will receive a severance payment equal to 12 months of the executive’s base monthly salary (24 months in the case of Mr. Raguskus), plus his/her annual normal bonus. For a period of up to one year, the covered executive officer will receive health and dental insurance coverage substantially similar to the coverage provided prior to termination. In addition, (i) all outstanding and unvested stock options granted to the covered executive officer prior to the change in control will become fully vested and exercisable, and (ii) the right of repurchase, if any, by the Company (or its successor) with respect to any Company stock that was purchased by the executive prior to the change in control will lapse in its entirety as of the date of termination.

Mr. Steven Wilson resigned as our CFO in July 2006 but remained employed as Special Assistant to the President through November 16, 2006. Mr. Wilson was paid $314,481 in accordance with his then existing employment contract and pursuant to the Settlement Agreement and Release which we previously filed with the SEC.

Under the terms of Mr. DaBell and Mr. Shimada’s employment letter agreements, they will receive a cash payment equal to six month’s salary in the event that their employment is terminated.

Indemnification Agreements

We indemnify our directors and officers against certain costs that could be incurred if they were made, or threatened to be made, a party to a legal proceeding in connection with their status as a director or officer. The indemnification agreements, together with our charter documents provide for indemnification to the fullest extent permitted by Delaware law.

Stock Awards

In 2006, we granted 195,000 shares of restricted stock to our executive officers (nine people in total) and 20,000 shares of restricted stock to our non-employee directors (seven people in total). As of the May 2006 annual meeting of stockholders, five non-employee directors were each granted 2,000 shares of restricted stock when the common stock price was $5.17 per share. Mr. Miller and Ms. Fuzzell, who were elected to the Board in December 2006, were each granted 5,000 shares of restricted stock when the common stock price was $5.14 per share. Such restricted shares were granted under the “formula option grants to outside directors” provision of our 2000 Stock Plan.

OTHER INFORMATION

Expenses of Solicitation

Sonic Innovations will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses for postage in forwarding proxy materials to beneficial owners. Directors, officers and employees of Sonic Innovations, without extra compensation, may solicit proxies personally or by mail, telephone, fax or e-mail.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name receive only one copy of our proxy material unless such stockholders notify us that they would like to continue to receive individual copies. This reduces our printing costs and postage fees. If because of multiple accounts you are still receiving multiple copies of our proxy material at a single address and wish to receive a single copy, or if you currently participate in householding but prefer to receive separate copies of future materials and your shares are registered directly through our stock transfer agent, please contact American Stock Transfer at (718) 921-8380 or inform them in writing at 6201 15th Avenue, Brooklyn, NY 11219. If your shares are held through a brokerage account, please contact your broker directly.

Deadline for Receipt of Stockholder Proposals and Director Nominations

Stockholders are entitled to present proposals for action at a forthcoming annual meeting if they comply with the requirements of our Bylaws and the rules established by the Securities and Exchange Commission (the “SEC”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In order for a stockholder proposal to be considered for inclusion in Sonic Innovations’ proxy statement for next year’s annual meeting, the written proposal must be received by the Secretary at our offices no later than one hundred twenty (120) days prior to the date on which we mailed this Proxy Statement to stockholders in connection with this year’s Annual Meeting. Assuming a mailing date of April 11, 2007, the deadline for stockholder proposals for next year’s annual meeting will be December 12, 2007. In the event that the date of next year’s annual meeting is changed by more than thirty (30) days from the date of this year’s Annual Meeting, notice by the stockholder to be timely must be received no later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of next year’s annual meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

For any proposal that is not submitted for inclusion in next year’s proxy statement but instead is sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in their discretion if Sonic Innovations: (a) receives notice before the close of business on December 12, 2007 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on December 12, 2007.

All submissions to, or requests of, the Secretary should be made to our principal offices: 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121.

Executive Officers

For information about our executive officers, please see Part I, Item 1 “Executive Officers of the Registrant” of our Annual Report on Form 10-K for the year ended December 31, 2006.

Code of Ethics and Corporate Governance Guidelines

We have a Code of Business Conduct and Ethics, which pertains to all directors, executive officers and employees, and a Code of Ethics for Principal Executive and Senior Financial Officers (collectively, the “Codes”). The full text of the Codes are accessible by following the links to “Corporate Governance” on our website www.sonici.com. In the event we make any amendment to, or grant any waiver from, a provision of the Code of Ethics for Principal Executive and Senior Financial Officers that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on our website. We undertake to provide any person without charge a copy of the aforementioned Codes upon receipt of a written request. Requests should be addressed to: Secretary, Sonic Innovations, Inc., 2795 East Cottonwood Parkway, Suite 660, Salt Lake City, Utah 84121.

Annual Report on Form 10-K

Our 2006 Annual Report on Form 10-K, containing the audited financial statements as of and for the year ended December 31, 2006, is being sent to stockholders together with this Proxy Statement.

SONIC INNOVATIONS WILL FURNISH TO STOCKHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: SECRETARY, SONIC INNOVATIONS, INC., 2795 EAST COTTONWOOD PARKWAY, SUITE 660, SALT LAKE CITY, UTAH 84121.

Other

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors

Brent H. Shimada

Vice President and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

SONIC INNOVATIONS, INC.

May 10, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

 ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1. Election of Officers					2.	Proposal to ratify appointment of KPMG LLP as the Company’s independent auditors.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	m m m	Robert W. Miller Kevin J. Ryan Samuel L. Westover		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.
☐	FOR ALL EXCEPT (See instructions below)				PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:			•

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐                            ■

SONIC INNOVATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2007

The undersigned hereby appoints Samuel L. Westover and Michael M. Halloran, or either of them, as Proxies, with full power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 10, 2007 at 9:00 a.m. at the Company’s headquarters located at 2795 E. Cottonwood Parkway, Suite 660, Salt Lake City, Utah, or any adjournments thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments thereof, hereby revoking all former proxies.

(Continued and to be signed on reverse side.)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

SONIC INNOVATIONS, INC.

May 10, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -	ACCOUNT NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

¯        Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.        ¯

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1. Election of Officers					2.	Proposal to ratify appointment of KPMG LLP as the Company’s independent auditors.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	m m m	Robert W. Miller Kevin J. Ryan Samuel L. Westover		3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.
☐	FOR ALL EXCEPT (See instructions below)				PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:			•

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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